Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement of Elauwit Connection, Inc. on Form S-1 (File No. 333-289964) of our report dated March 31, 2026, relating to the consolidated financial statements of Elauwit Connection, Inc. as of December 31, 2025 and for the year then ended, which appears in the Prospectus as part of this Registration Statement.

We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ WithumSmith+Brown, PC

Buffalo, New York

June 10, 2026